UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2011

Dewmar International BMC, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-164392	27-10000407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

420 Nellis Blvd. Ste. 131, Las Vegas, NV 89110	39056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 460-6520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .    Written communications pursuant to Rule 425 under the Securities Act

     .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2011, pursuant to the termination of the Exchange Agreement between the registrant and Dewmar International BMC, Inc., Marco Moran resigned from all positions as officer and director of the Company and appointed Stephen Schramka to serve in all positions until the next regularly scheduled elections of directors and officers.

Stephen A. Schramka, CEO, CFO, President, Secretary, Treasurer, Director

Stephen A. Schramka. Age 56

1976	Undergraduate degree in accounting and Social Studies from Cardinal Stritch University, Fox Point, WI.

1990	Undergraduate degree in Accounting from Lakeland University, Sheboygan, WI

1996	Certified Financial Planner designation from the College of Financial Planning, Denver, CO

2000	MBA with concentration in Finance from Concordia University, Mequon, WI.

Employment

1979-1998	Shareholder in a privately-held corporation operating a chain of eight funeral homes in Wisconsin

1998-2002	General Manager with Service Corporation International for eight-location funeral home operation

2003-2005	Sales Manager for State of Wisconsin Insurance Product Sales for Service Corporation International

2006-2008	Financial Advisor at UBS Financial Service Wealth Management, Phoenix, AZ

2008-2009	Financial Advisor at Merrill Lynch Phoenix, AZ. Also currently self employed as an independent financial consultant working with the US Military

Exhibits

No.	Exhibits
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None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 23, 2011

DEWMAR INTERNATIONAL BMC, INC.

By: /s/ Stephen Schramka

       Stephen Schramka, President and

       Chief Executive Officer

EXHIBIT INDEX

No.	Exhibits
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None